EXHIBIT 99.1

TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY ANNOUNCES NEW STOCK REPURCHASE PROGRAM:
BOARD AUTHORIZES $500 MILLION OVER THREE YEARS

New York, N.Y., January 21, 2016 - Tiffany & Co. (the “Company”) (NYSE: TIF) announced today that its Board of Directors has approved a new stock repurchase program. Effective immediately, this new program authorizes the repurchase of up to $500 million of the Company’s Common Stock through open market transactions, block trades or privately negotiated transactions. Purchases are discretionary and will be made from time to time based on market conditions and the Company’s liquidity needs. The program will expire on January 31, 2019.

The new repurchase program replaces the Company’s existing stock repurchase program announced in March 2014, under which the Company was authorized to repurchase up to $300 million of its Common Stock. As of January 20, 2016, approximately $61 million remained available for stock repurchases under this prior authorization.

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

Forward-Looking Statements:
This press release contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to operations and financial results. Actual results might differ materially from those in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.
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